UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This Current Report on Form 8-K is being filed to advise interested parties of the number of shares of Class A common stock of Real Goods Solar, Inc. (the “Company”) that are issued and outstanding.

In accordance with the terms of the Senior Secured Convertible Notes due April 1, 2019 (the “Notes”), for November 22, 2016 and November 25, 2016, the Company offered to the holders of the Notes (each, a “Holder”) a temporary reduction of the conversion price of the Notes to $0.25 per share of Class A common stock. As a result, Holders have converted an aggregate of approximately $0.28 million of principal and interest due under the Notes at $0.25 per share of Class A common stock and the Company has issued 958,642 shares of Class A common stock as of November 25, 2016.

As of November 25, 2016 after giving effect to the conversions described above, there were 14,382,704 shares of Class A common stock issued and outstanding. There were 14,297,809 shares of Class A common stock issued and outstanding for non-affiliate shareholders.

In addition, the Company has offered to Holder an additional temporary reduction of the conversion price of the Notes of $0.25 per share during the period beginning on November 28, 2016 and ending at 4:00pm ET on November 30, 2016. As a result, Holders have converted an aggregate of approximately $0.50 million of principal and interest due under the Notes at a conversion price of $0.25 per share of Class A common stock and the Company has issued 2,173,588 shares of Class A common stock as of the time of filing of this Current Report on Form 8-K on December 2, 2016.

The Company expects to continue to offer the Holders the ability to convert the remaining amounts owed under the Notes at a reduced fixed conversion price as deemed appropriate and in the Company’s best interest.

As of the time of filing of this Current Report on Form 8-K on December 2, 2016, including the transactions described above, Holders have converted an aggregate of $10.3 million of principal and interest under the Notes, and the Company has issued 14,024,082 shares of Class A common stock at conversion prices between $0.25 and $1.74 per share. After giving effect to the conversions made as of the time of filing of this Current Report on December 2, 2016, there remains outstanding Notes with an aggregate principal amount of approximately $0.38 million.

As of the time of filing of this Current Report on Form 8-K on December 2, 2016, including the transactions described above, there are 16,556,292 shares of Common Stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

Date: December 2, 2016